Exhibit 99.1

AutoWeb Reports First Quarter 2022 Results

- Macroeconomic Headwinds Persist, Announces Special Committee of the Board of Directors to Explore Strategic Alternatives for the Company -

TAMPA, Fla. – May 16, 2022 – AutoWeb, Inc. (Nasdaq: AUTO), an automotive matchmaking platform connecting in-market car shoppers to their preferred vehicle transactions, is reporting financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Summary

	Q1 2022	Q4 2021	Q1 2021
Total Revenues (millions)	$19.1	$17.8	$17.9
Gross Profit (millions)	$3.9	$3.5	$5.8
Gross Margin	20.4%	19.8%	32.5%
Net Loss (millions)	$(4.3)	$(2.6)	$0.3
Net Loss per share	$(0.32)	$(0.20)	$0.02
Adjusted EBITDA[1] (millions)	$(2.8)	$(1.3)	$0.2

First Quarter 2022 Key Operating Metrics

	Q1 2022	Q4 2021	Q1 2021
Lead Traffic[2] (millions)	15.3	14.0	19.1
Lead Volume[3] (millions)	0.9	0.9	1.2
Retail Dealer Count[4]	1,589	1,581	1,777
Retail Lead Capacity[5]	104,000	103,000	111,000
Click Traffic[6] (millions)	30.5	23.7	23.2
Click Volume[7] (millions)	5.6	4.3	5.3

CarZeus Quarterly Operating Metrics

	Q1 2022	Q4 2021	Q3 2021
Vehicles Purchased	199	237	126
Vehicles Sold	219	195	115
Average Sales Price Per Unit Sold	$19,869	$19,081	$13,949
Average Gross Profit Per Unit Sold	$663	$1,020	$1,380

Management Commentary

“The overall environment within the automotive market continued to degrade during the first quarter, triggering a 50-year low in buying conditions for vehicles, according to data procured by the University of Michigan,” said Jared Rowe, president and CEO of AutoWeb. “As a result, we continued our focus on curtailing media spend to operate in-line with evolving market conditions. Leads continued to be challenged due to the persistently low new vehicle inventory, while our click traffic increased as we grew our total number of publishers in an environment where consumers are searching far and wide for favorable pricing.

1 Refer to the note below about Non-GAAP financial measures.

2 Lead traffic = total visits to AutoWeb’s owned lead websites.

3 Lead volume = total new and used vehicle leads invoiced to retail and wholesale customers.

4 Retail dealer count = the number of franchised dealers contracted for delivery of retail new vehicle leads plus the number of vehicle dealers (franchised or independent) contracted for delivery of retail used vehicle leads.

5 Retail lead capacity = the number of new and used vehicle leads contracted for by new or used retail vehicle dealers that the dealers wish to receive each month (i.e., “targets”) at the end of the applicable quarter.

6 Click traffic = total visits to AutoWeb’s owned click referral websites and AutoWeb's Click Traffic Affiliate Network websites.

7 Click volume = the number of times during the applicable quarter that consumers clicked on advertisements on AutoWeb’s owned click referral websites and on AutoWeb's Click Traffic Affiliate Network websites.

“The unfavorable macro-economic conditions continue to significantly impact our operating cash flows. As a result, we’ve announced our board of directors has created a special committee to evaluate strategic alternatives for the company. Given the current financial constraints we are operating under, we have made the difficult decision to suspend our CarZeus used vehicle acquisition operations and furlough our employees within that segment. We still believe there is long-term growth potential for used vehicle acquisition within our digital media platform, but given the cash requirements to continue to grow the business, we made this decision to suspend its operations in an effort to conserve cash. We continue to believe in the underlying long-term value of our platform and will work tirelessly in our efforts to guide this business through these difficult times.”

Going Concern and Review of Strategic Alternatives

As disclosed in the company’s Form 10-Q for the first quarter ended March 31, 2022, as a result of the company’s cash and liquidity position and other factors disclosed in the Form 10-Q, management has concluded that it has substantial doubt about the company’s ability to continue as a going concern for a period of one year after the financial statements included in the Form 10-Q were issued. In addition, a special committee of the board of directors has been created to explore strategic alternatives for the company. The special committee will consider a full range of operational, financial and other strategic alternatives and has retained Houlihan Lokey Capital, Inc. as its financial advisor to assist with this process. Strategic alternatives that may be explored or evaluated as part of this process include, but are not limited to, seeking debt or equity financing; sale or divestiture transactions, including a sale of the company or its assets; partnering/licensing transactions; and restructuring of the company’s debt and operations, including the possibility that the company may seek protection under the U.S. Bankruptcy Code. Pending the outcome of the special committee’s process, the company’s management is evaluating and implementing actions to address the Company’s near-term cash and liquidity needs.

The company’s ability to continue as a going concern is contingent upon the successful execution of strategic alternatives and management’s near-term operating plans. There can be no assurance that the company will be successful in achieving any strategic alternative or management’s near-term operating plans.

The special committee and the company’s management team, working with the company’s financial, legal and other advisers, plan to proceed in a timely and orderly manner, but have not set a definitive timetable for completion of this process, nor have there been any decisions related to strategic alternatives at this time. The company undertakes no obligation to provide further disclosure regarding developments or the status of the special committee’s process or management’s near-term operating plans and does not intend to make such disclosure unless and until events warrant such disclosure or further disclosure is legally required.

Investors are encouraged to review the company’s Form 10-Q at www.autoweb.com (click on “Investors” and then click on “SEC Filings”).

First Quarter 2022 Financial Results

Total revenues in the first quarter of 2022 increased 7% to $19.1 million compared to $17.9 million in the year-ago quarter. The increase was primarily a result of the incremental revenue generated through the company’s used vehicle acquisition business, which was acquired on July 31, 2021, offset by lower volume in the company’s leads business.

Gross profit in the first quarter of 2022 was $3.9 million compared to $5.8 million in the year-ago quarter. As a percentage of revenue, gross profit was 20.4% compared to 32.5%. The decrease in gross profit was primarily driven by the company having a higher percentage of revenue generated from the used vehicle acquisition business, which produces a lower gross profit margin compared to the core leads business.

Total operating expenses in the first quarter of 2022 were $7.8 million compared to $6.9 million in the year-ago quarter. The increase was primarily a result of an uptick in sales and marketing expenses, as well as additional hiring of personnel, to bolster the used vehicle acquisition business.

Net loss in the first quarter of 2022 was $4.3 million or $(0.32) per share, compared to a net income of $0.3 million or $0.02 per share in the year-ago quarter. The decrease was primarily driven by the aforementioned decline in gross profit and increase in operating expenses, along with the prior year period including a $1.4 million benefit recorded for the company’s forgiven Payment Protection Program (PPP) loan.

Adjusted EBITDA in the first quarter of 2022 was $(2.8) million compared to $0.2 million in the year-ago quarter of 2021 (see “Note about Non-GAAP Financial Measures” below for further discussion).

At March 31, 2022, cash, cash equivalents and restricted cash totaled $8.1 million compared to $11.6 million at December 31, 2021.

At March 31, 2022, AutoWeb had an outstanding balance of $9.1 million on its revolving credit facility with CIT Northridge Credit compared to $10 million at December 31, 2021.

Conference Call

AutoWeb will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter results, followed by a question-and-answer session.

Date: Monday, May 16, 2022

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-877-852-2929

International dial-in number: 1-404-991-3925

Conference ID: 3084846

The conference call will also be broadcast live here and at www.autoweb.com (click on “Investors” and then click on “Events & Presentations”). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those who will be joining the call by phone, please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 23, 2022. The call will also be archived in the Investors section of the company’s website for one year.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 3084846

Tax Benefit Preservation Plan

At December 31, 2021, the company had approximately $110.7 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. AutoWeb reminds stockholders about its Tax Benefit Preservation Plan dated May 26, 2010, as amended (the “Plan”) between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company’s board of directors to preserve the company’s NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company’s 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company’s outstanding common stock and could result in substantial dilution of the acquirer’s percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company’s NOLs.

As of March 31, 2022, there were 14,051,149 shares of the company’s common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit investor.autoweb.com/financial-information/tax.

About AutoWeb, Inc.

AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts and special event invitations by accessing the online registration form at http://investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures

AutoWeb has disclosed Adjusted EBITDA in this press release, which is a non-GAAP financial measure as defined by SEC Regulation G. The company defines Adjusted EBITDA as net loss before interest, taxes, depreciation, amortization, non-cash stock-based compensation, non-cash gains or losses, and other extraordinary items. A table providing a reconciliation of Adjusted EBITDA is included at the end of this press release.

The company’s management believes that presenting Adjusted EBITDA provides useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, as well as providing for more consistent period-over-period comparisons. This non-GAAP measure assists management in its operational and financial decision-making and monitoring the company’s performance. In addition, we use Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure.

Forward-Looking Statements Disclaimer

The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words or phrases of similar substance, or the negative of those words, used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. In particular, statements regarding plans, expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) the company continues to believe in the underlying long-term value of its platform and will work tirelessly in its efforts to guide the business through these difficult times; and (ii) strategic alternatives that may be explored or evaluated as part of the company’s special committee process include, but are not limited to seeking debt or equity financing; sale or divestiture transactions, including a sale of the company or its assets; partnering/licensing transactions; and restructuring of the company’s debt and operations, including the possibility that the company may seek protection under the U.S. Bankruptcy Code, ‐‐are not guarantees of future performance, results, or outcomes and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of natural or human-caused disasters, including extreme weather, civil and political unrest, and armed hostilities; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, including the factors discussed under the “Risk Factors” heading in the Form 10-K and Form 10-Q, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Company Contact

Carlton Hamer

Chief Financial Officer

949-225-4528

carlton.hamer@autoweb.com

Investor Relations Contact:

Cody Cree

Gateway Group, Inc.

949-574-3860

AUTO@gatewayir.com

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	March 31	December 31,
	2022	2021
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$3,792	$7,315
Restricted cash	4,317	4,314
Accounts receivable, net of allowances for bad debts and customer creditsof $49 and $101 at March 31, 2022 and December 31, 2021, respectively	10,881	11,433
Vehicle inventory	480	1,076
Prepaid expenses and other current assets	631	998
Total current assets	20,101	25,136
Property and equipment, net	3,900	3,853
Right-of-use assets	1,822	1,993
Intangibles assets, net	3,340	3,634
Other assets	474	516
Total assets	$29,637	$35,132

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,249	$7,705
Borrowings under revolving credit facility	9,108	10,001
Accrued employee-related benefits	1,517	1,782
Other accrued expenses and other current liabilities	717	610
Current portion of lease liabilities	729	781
Current portion of financing debt	48	64
Total current liabilities	19,368	20,943
Lease liabilities, net of current portion	1,303	1,432
Total liabilities	20,671	22,375

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, 2,000,000 shares authorized, none issued and outstanding at March 31, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 14,051,149 and 13,489,482 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	14	13
Additional paid-in capital	368,683	368,168
Accumulated deficit	(359,731)	(355,424)
Total stockholders' equity	8,966	12,757
Total liabilities, minority interest and stockholders' equity	$29,637	$35,132

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Lead generation	$10,576	$14,186
Digital advertising	4,137	3,694
Used vehicle sales	4,351	-
Total revenues	19,064	17,880
Cost of revenues:
Cost of revenues - lead generation and digital advertising	10,954	12,071
Cost of revenues - used vehicles	4,206	-
Total cost of revenues	15,160	12,071
Gross profit	3,904	5,809

Operating Expenses
Sales and marketing	2,650	2,200
Technology support	1,533	1,367
General and administrative	3,562	3,132
Depreciation and amortization	65	204
Total operating expenses	7,810	6,903
Operating loss	(3,906)	(1,094)
Interest and other (expense) income:
Interest (expense) income, net	(266)	(251)
Other income	(9)	1,655
Gain (loss) before income tax provision	(4,181)	310
Income taxes provision	126	-
Net income (loss)	$(4,307)	$310

Basic loss per common share	$(0.32)	$0.02
Diluted loss per common share	$(0.32)	$0.02

Shares used in computing net loss per share:
Basic	13,295	13,177
Diluted	13,295	13,317

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	(4,307)	310
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	569	641
Provision for bad debts and customer credits, net of recoveries	(33)	(40)
Forgiveness of PPP Loan	-	(1,384)
Share-based compensation	516	499
Amortization of Right-of-use assets	241	224
Deferred income taxes	110	-
Changes in assets and liabilities
Accounts receivable	585	79
Prepaid expenses and other current assets	367	157
Vehicle inventory	596	-
Other non-current assets	42	91
Accounts payable	(569)	598
Accrued expenses and other current liabilities	(193)	(583)
Lease Liabilities	(251)	(242)
Net cash (used in) provided by operating activities	(2,327)	350
Cash flows from investing activities:
Purchases of property and equipment	(209)	(66)
Purchase of intangible asset	(75)	-
Net cash used in provided by investing activities	(284)	(66)
Cash flows from financing activities:
Borrowings under CNC credit facility	18,627	18,144
Payments under CNC credit facility	(19,520)	(18,121)
Proceeds from exercise of stock options	-	126
Payments under financing agreement	(16)	(15)
Net cash provided by (used in) financing activities	(909)	134
Net increase in cash and cash equivalents and restricted cash	(3,520)	418
Cash and cash equivalents and restricted cash at beginning of period	11,629	15,107
Cash and cash equivalents and restricted cash at end of period	8,109	15,525

RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents at beginning of period	$7,315	$10,803
Restricted cash at beginning of period	4,314	4,304
Cash and cash equivalents and restricted cash at beginning of period	$11,629	$15,107

Cash and cash equivalents at end of period	$3,792	$11,218
Restricted cash at end of period	4,317	4,307
Cash and cash equivalents and restricted cash at end of period	$8,109	$15,525

Supplemental disclosures of cash flow information:
Cash paid for interest	216	215
Supplemental disclosure of non-cash investing and financing activities:
Purchases on account related to capitalized software	113	300
Right-of-use assets obtained in exchange for operating lease liabilities	70	-

AUTOWEB, INC.
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021

Net income (loss)	$(4,307)	$(2,609)	$310

Depreciation and amortization	569	564	640
Interest income	(3)	(3)	(3)
Interest expense	269	264	253
Other income (expense)	9	2	19
Federal, state and local taxes	147	19	43
Non-cash stock compensation expense	516	472	499
(Gain)/loss on PPP Loan Forgiveness	-	-	(1,394)
(Gain)/loss on insurance reimbursement	-	-	(216)
Adjusted EBITDA	$(2,800)	$(1,291)	$151